                                                                    Exhibit 4.03


                        OPTICAL NETWORKS, INCORPORATED

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT


     This Series D Preferred Stock Purchase Agreement (the "Agreement") is made
                                                            ---------
effective as of April 1, 1998, between Optical Networks, Incorporated, a California corporation (the "Company"), with its principal office at 3450
                             -------
Hillview Avenue, Palo Alto, California 94304 and Cisco Systems, Inc., a California corporation, with its principal offices at 170 West Tasman Drive, San Jose, California 95134 ("Cisco").
                         -----

                                     * * *

                                   ARTICLE 9


                               VOTING AGREEMENT
                               ----------------

     9.1  Voting Restriction.  Cisco and its affiliates shall in any vote of
          ------------------
shareholders of the Company pertaining to (i) an Acquisition Transaction, or
(ii) an underwritten public offering of securities of the Company, in each case, whether accomplished through one or a series of related transactions (including, without limitation, amendment of the charter documents of the Company or a reincorporation of the Company for purposes of change of domicile in pursuance of any of the foregoing):

          (a) In any class vote, vote any and all shares representing capital stock of such class of the Company owned by Cisco or its affiliates, whether acquired hereunder or through another transaction, in exactly the same proportion as all such other shares of such class are voted;

          (b) In any series vote, wherein the matter being voted upon does not provide for the authorization or issuance of an equity security of the Company with a liquidation preference in excess of the purchase price therefor, a dividend preference in excess of ten percent (10%) of the liquidation preference therefor, or conversion or voting rights that are senior to those of the Shares, vote any and all shares representing capital stock of such series of the Company owned by Cisco or its affiliates, whether acquired hereunder or through another transaction, in exactly the same proportion as all other shares of Preferred Stock are voted; and

          (c) In any vote of Preferred Stock together with the Common Stock, vote any and all shares representing capital stock of the Company owned by Cisco or its affiliates, whether acquired hereunder or through another transaction, in exactly the same proportion as all such other shares of capital stock are voted.

     9.2  Agreement Not to Dissent.  Provided that the Company has not breached
          ------------------------
its obligations under Section 8.3 of this Agreement,Cisco agrees that it will not exercise any dissenter's or appraisal rights which are (or may be) provided by the laws of any jurisdiction with respect to any shares representing capital stock of the Company owned by Cisco or its affiliates, whether acquired hereunder or through another transaction.

                                  ARTICLE 10

                              GENERAL PROVISIONS
                              ------------------

     10.1  Governing Law.  This Agreement shall be governed by and construed
           -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

     10.2  Survival.  The representations, warranties, and covenants of the
           --------
parties made herein shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties.

     10.3  Successors and Assigns.  Except as otherwise expressly limited
           ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that neither the rights of Cisco to purchase Shares nor the rights of Cisco under Article 8 shall be assignable without the written consent of the Company.

     10.4  Entire Agreement; Amendment and Waiver.  This agreement and the other
           --------------------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of Cisco and the Company.

     10.5  Notices, etc.  All notices and other communications required or
           -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Cisco, at it's address set forth in the first paragraph of this Agreement, or at such other address as Cisco shall have furnished to the Company in writing, or (ii) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (iii) if to the Company, one copy to its address set forth on the first page of this agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to Cisco, and another copy to the Company's legal counsel to the attention of Mark
C. Stevens, Esq. of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

     10.6  Delays or Omissions.  No delay or omission to exercise any right,
           -------------------
power, or remedy accruing to any party upon any breach or default under this agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     10.7  Severability.  If any provision of this agreement is held to be
           ------------
unenforceable under applicable law, then such provision shall be excluded from this agreement and the balance of this agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

     10.8  California Corporate Securities Law.  THE SALE OF THE SECURITIES
           -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     10.9  Headings.  The headings and captions used in this Agreement are used
           --------
for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to articles, sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to articles, sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     10.10 Third Parties.  Nothing in this Agreement, express or implied, is
           -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     10.11 Legal Expenses.  The Company shall reimburse Cisco for its legal
           --------------
expenses incurred in connection with this Agreement up to a maximum of $7,500.


             [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     10.12  Counterparts.  This agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

     Executed effective as of the date first set forth above.


OPTICAL NETWORKS, INCORPORATED

By: /s/ Hugh C. Martin
   -----------------------------------------

Name:   Hugh C. Martin
     ---------------------------------------

Title:  President and CEO
      --------------------------------------


CISCO SYSTEMS, INC.


By: /s/ Dennis D. Powell
   -----------------------------------------

Name:   Dennis D. Powell
     ---------------------------------------

Title:  Vice President, Corporate Controller
      --------------------------------------


                                     * * *